Exhibit 99.1

Osiris Therapeutics, Inc. Reports Preliminary 2014 and 2015 Revenue and Anticipated 2016 Revenue

COLUMBIA, Md. — November 7, 2016 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), a leading regenerative medicine company focused on developing and marketing products for wound care, orthopaedics, and sports medicine, today announced its preliminary revenue estimates for 2014 and 2015 and its anticipated 2016 revenue.

As previously announced, the Company is working diligently to complete the restatement of its 2014 financial statements as soon as possible.  Once that process is complete, the Company expects to transition to a new independent registered accounting firm and begin work on the 2015 financial statements.  The Company has made substantial progress in its work on the restatement and as a result, the Company is now able to provide revenue estimates for these annual periods.

The Company currently estimates that the restatement will result in revenue of $46 to $50 million in 2014, which is less than the previously reported revenue of $58.8 million, and that it expects to report revenue of $85 to $90 million for 2015.  In addition, the Company also announced today that it expects to report revenue for 2016 of $100 to $110 million.

As a result of the ongoing process to complete the restatement, the revenue estimates in this press release are preliminary and subject to revision.  Due to this ongoing work, the Company is not yet able to estimate net income or earnings per share information.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is a world leader in researching, developing, and marketing regenerative medicine products that improve health and lives of patients and lower overall healthcare costs. Having developed the world’s first approved stem cell drug, the Company continues to advance its research and development in biotechnology by focusing on innovation in regenerative medicine — including bioengineering, stem cell research and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4 ™, Cartiform®, Grafix®, TruSkin ™ and Stravix™.  Osiris, Grafix, Cartiform, TruSkin and Stravix are trademarks of Osiris Therapeutics, Inc., and BIO4 is a trademark of Howmedica Osteonics Corp. More information can be found on the Company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements include, without limitation, statements regarding the Company’s estimated range of revenues for 2014 and 2015 and its anticipated financial performance for the remainder of this calendar year.  Forward-looking statements are subject to

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known and unknown risks and uncertainties and could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Several factors could cause actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the identification of additional errors in the restatement process, changes in the scope or focus of the accounting adjustments, the risk that additional information may arise prior to the expected filing with the SEC of the restated financial statements and the 2015 and 2016 financial statements or subsequent events that would require us to make adjustments. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

For additional information, please contact:

Diane Savoie

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com